SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 6, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Executive Officer Compensation

On April 6, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Ligand Pharmaceuticals Incorporated (the "Company") approved the annual base salaries (effective as of January 1, 2006 unless otherwise noted) of the Company's executive officers after a review of performance and competitive market data. The following table sets forth the new annual base salary levels of the Company's executive officers.

Name and Position                 Base Salary

David E. Robinson                 $705,000 (effective May 1, 2006)
Andres F. Negro-Vilar             471,000
Taylor J. Crouch                  321,000
James J. L'Italien                296,000
Paul V. Maier                     347,000
William A. Pettit                 279,000
Warner R. Broaddus                309,000
Eric S. Groves                    252,000
Martin D. Meglasson               292,000
Tod G. Mertes                     260,000


Also on April 6, 2006, the Compensation Committee authorized the payment of annual incentive (bonus) awards to each of the Company's executive officers for services during the year ended December 31, 2005. Consistent with past practice, the Compensation Committee used several factors to set the targets for these annual incentive awards, principally (1) competitive pay practices, (2) job duties and responsibility and (3) the Company's need to attract, retain and reward executive talent. The Compensation Committee used data obtained by the Company from external sources that compared and summarized pay practices at companies that compete with the Company nationally and in its business and location for executive talent. Actual annual incentive bonus payments were determined based on the Company's and each executive's performance during 2005 as measured against performance measures established for that year. In addition, the Compensation Committee evaluated each executive's performance against individual goals also set for 2005. The following table sets forth cash payments to the executive officers in respect of their annual incentive awards for 2005:

Name                              2005 Bonus

David E. Robinson                 $150,000
Andres F. Negro-Vilar             125,000
Taylor J. Crouch                  100,000
James J. L'Italien                59,000
Paul V. Maier                     51,000
William A. Pettit                 51,000
Warner R. Broaddus                58,000
Eric S. Groves                    46,000
Martin D. Meglasson               61,000
Tod G. Mertes                     48,000


Amendment to Management Bonus Plan

On April 7, 2006, the Compensation Committee approved an amendment to the Company's Management Bonus Plan applicable to executives, including the executive officers of the Company. The amendment was made in order to maintain a Bonus Plan that is competitive with market compensation. Under the amendment, the maximum bonus payout applicable to executive officers, other than the Chief Executive Officer, under the plan was increased from 36% of base salary to 50% of base salary. The maximum bonus payout for the Chief Executive Officer was

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established at 60% of base salary. Actual payouts are based on the Company's and each executive's performance during the fiscal year, as measured against performance measures established for that year. Company performance and individual performance are equally weighted in determining payouts.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                            LIGAND PHARMACEUTICALS INCORPORATED




    Date: April  12, 2006   By:      /s/ Warner R. Broaddus
                            Name:    Warner R. Broaddus
                            Title:   Vice President, General Counsel & Secretary